Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated March 8, 2012 relating to the consolidated financial statements of Apollo Residential Mortgage, Inc. and subsidiaries (the “Company”) incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

April 16, 2012